UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2019

Simlatus Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53276	20-2675800
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

175 Joerschke Drive
Suite A
Grass Valley, CA
95945
(Address of principal executive offices, including zip code)

530-205-3437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On May 17, 2019, the Company notes that due to errors described in this Item 4.02, disclosure should be made and action taken to prevent future reliance on its previously filed 8-K/A filed on May 14, 2019 related to the 8-K filed on December 29, 2018. On May 17, 2019, management concluded that the Company’s Form 8-K/A related to its acquisition of Satel Group did not include the Satel Group 2017 and 2016 audited financial statements, proforma financial information for the nine-month period ended September 30, 2018 and fiscal year ended December 31, 2017, as well as the fact that it was not reviewed by the independent auditor, M&K CPAS, PLLC, whose consent letter was also incorrectly omitted.

In light of the errors identified above, the Company’s previously filed financial statements and other financial information included in the 8-K/A filed on May 14, 2019 should no longer be relied upon.

The Company is completing its review of these matters described in Item 4.02 and intends to file an amended Form 8-K/A containing the above items as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simlatus Corp.

Dated: May 20, 2019	By:	/s/ Richard Hylen
Richard Hylen
CEO, President & Chairman

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